UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

CNL RETIREMENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

During the three months ended June 30, 2006, CNL Retirement Properties, Inc. (the "Company") reclassified one additional property as held for sale.    This Form 8-K is being filed to reflect the impact of the planned sale of this property as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144").  In compliance with FAS 144, the Company has reported revenues and expenses related to this property as income from discontinued operations for each period presented in its quarterly report for the quarter and six months ended June 30, 2006 and filed on August 11, 2006 (including the comparable periods of the prior year).  The reclassification to discontinued operations that is required by FAS 144 subsequent to the identification for sale of a property, is also required for previously issued annual financial statements.  The reclassification has no effect on stockholders' equity or net income.

Accordingly, this report on Form 8-K updates Items 1, 2, 6, 7, 8, 9A and 15 of the Company's Form 10-K for the year ended December 31, 2005 to reflect the properties identified for sale during the three months ended June 30, 2006 as discontinued operations, as appropriate.  All other items of the Form 10-K remain unchanged by this report on Form 8-K.  No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.  Readers should refer to the Company's quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2005.  Capitalized terms not otherwise defined herein have the same meanings attributed to them in the Company's Form 10-K for the year ended December 31, 2005.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1

Items 1, 2, 6, 7, 8, 9A and 15 of the CNL Retirement Properties, Inc. Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Date: August 31, 2006	/s/ Clark Hettinga
Clark Hettinga
Chief Financial Officer and Senior Vice President

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